May 7, 1996


VIA EDGAR

Securities & Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

     Re:                      Forcenergy Gas Exploration, Inc.
        File No.  333-4600;
        Amendment to Registration Statement on Form S-1 to include language on the cover of registration statement providing for delaying amendments

Ladies & Gentlemen:

       On behalf of Forecenergy Gas Exploration, Inc. (the "Company") I hereby transmit via EDGAR for filing with the Securities & Exchange Commission an amendment to the Company's Registration Statement on Form S-1 (the "Registration Statement") (File No. 333-4600) that was originally filed on May 3, 1996. The Registration Statement is hereby amended to provide the following language on the cover of the Registration Statement:

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      Pursuant to the requirements of the Securities Exchange Act of  1933,  the  registrant has duly caused this Amendment  to  be
signed   on   its  behalf  by  the  undersigned  thereunto   duly
authorized.

                              Forcenergy Gas Exploration, Inc.
May 7, 1996
                              By: Stig Wennerstrom
                              Title:  President


cc:  Gerry S. Walters, Securities & Exchange Commission
     John Wombwell, Andrews & Kurth L.L.P.